Exhibit 99.1
February 21, 2008
We wanted to send you a brief note about a proposed merger between ProCentury Corporation and Meadowbrook Insurance Group, Inc. You may have seen the merger announcement last night or early this morning, but in case you did not, the press release, issued jointly by Meadowbrook and ProCentury, is attached to this note.
The Century underwriting team is really excited about the product and marketing capabilities of the combined company. We are both specialty lines companies, but Meadowbrook brings an established admitted market expertise that we expect will be a valuable complement to Century’s surplus lines offering.
In 2007, Meadowbrook had 667 employees, 23 branch offices, $346 million in gross written premium and licenses in 50 states. Meadowbrook’s subsidiaries are rated A- (Excellent) by A.M. Best, and their strengths lie in admitted market program development, workers compensation in select markets, and commercial auto liability. We believe that a more diversified product platform will provide unique benefits to our agency partners and there may even be opportunities for you to expand your own distribution network through Meadowbrook’s retail and wholesale relationships.
We do not expect material changes to the way that we do business with you today, but we believe that there are many potential benefits to the merger. If you have any questions or concerns, let us know, and we will do our best to address them.
Best Regards,
Greg Ewald
Senior Vice President, Underwriting
Century Insurance Group
Additional Information about the Proposed Transaction
The proposed merger will be submitted to Meadowbrook’s and ProCentury’s shareholders for their approval. Meadowbrook will file a registration statement, which will include a joint proxy statement/prospectus, ProCentury will file a proxy statement and both companies will file other relevant documents with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and joint proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Meadowbrook and ProCentury, at the SEC’s website (http://www.sec.gov). Investors will also be able to obtain these documents, free of charge, by accessing Meadowbrook’s website (http://www.meadowbrook.com), or by accessing ProCentury’s website (http://www.procentury.com).

Meadowbrook and ProCentury and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Meadowbrook and/or shareholders of ProCentury in connection with the proposed merger. Information about the directors and executive officers of Meadowbrook is set forth in the proxy statement for Meadowbrook’s 2007 annual meeting of shareholders, as filed with the SEC on April 6, 2007. Information about the directors and executive officers of ProCentury is set forth in the proxy statement for ProCentury’s 2007 annual meeting of shareholders, as filed with the SEC on April 6, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Investors may obtain free copies of these documents as described above.
NOTE ON FORWARD-LOOKING STATEMENTS
Statements in this message that are not historical statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are derived from information that we currently have and assumptions that we make and may be identified by words such as “believes,” “anticipates,” “expects,” “plans,” “should,” “estimates” and similar expressions. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated or implied in our forward-looking statements, including but not limited to: 1) risks inherent in establishing loss and loss adjustment expense reserves; 2) uncertainties related to the ratings of our insurance subsidiary; 3) uncertainties related to governmental and regulatory policies; 4) uncertainties relating to the cyclical nature of our business; 5) changes in our relationships with, and the capacity of, our general agents; 6) the risk that our reinsurers may not be able to fulfill their obligations to us; 7) the risk and uncertainty of entering into new lines of business; 8) the ability to obtain required governmental and shareholder approvals and satisfy other closing conditions that will enable us to complete the merger or to complete it in the expected timeframe; 9) the risk that the businesses of Meadowbrook and ProCentury will not be integrated successfully following the merger or such integration may be more difficult, time-consuming or costly than expected; and 10) customer and employee relationships and business operations may be disrupted by the merger. You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional disclosure regarding potential risks, please refer to documents we file with the Securities and Exchange Commission.